EXHIBIT 10.23.1

LOAN AND SECURITY AGREEMENT

(Equipment)

Loan Number:      1000137842

This Agreement is dated as of July 31, 2013 and is executed by and between JPMORGAN CHASE BANK, N.A. (“Lender”), with Lender’s principal office located at 1111 Polaris Parkway, Suite A3 (OH1-1085), Columbus, Ohio 43240 and the borrower identified below (“Borrower”):

Borrower Name:	EASTERN OIL WELL SERVICE COMPANY, and/or EOWS MIDLAND COMPANY and/or SOUTHWEST OILFIELD CONSTRUCTION COMPANY

Borrower Address:	9821 KATY FREEWAY, HOUSTON, TX 77024

1. GRANT OF SECURITY INTEREST. Borrower grants, pledges and assigns to Lender a security interest in all of Borrower’s respective right, title and interest in and to the property described on the attached Schedule A-1, now or hereafter arising or acquired, wherever located, together with any and all additions, accessions, parts, accessories, substitutions and replacements thereof, now or hereafter installed in, affixed to or used in connection with said property (the “Equipment”), in all proceeds thereof, cash and noncash, including, but not limited to, proceeds of notes, checks, instruments, indemnity proceeds, or any insurance on such and any refund or rebate of premiums on such (together with Equipment, “Collateral”). This Agreement secures the prompt payment and complete performance in full when due, whether at the stated maturity, by acceleration or otherwise, of all payment and other obligations of Borrower under or in connection with this Agreement, the Business Purpose Promissory Note executed in connection with the Loan Number referenced above with Borrower as the maker (the “Note”), and any and all renewals, extensions or substitutions for any such instrument (including principal, interest, late charges, collection costs, attorney fees and the like) (collectively, the “Obligations”). The absence of any reference to this Agreement in any documents, instruments or agreements evidencing or relating to any Obligations secured hereby shall not limit or be construed to limit the scope of this Agreement. Borrower is and will continue to be (or, with respect to after acquired property, will be when acquired) the legal and beneficial owner of the Collateral free and clear of any Lien except for the security interest created by this Agreement. No effective Uniform Commercial Code (“UCC”) financing statement or other instrument providing notice of a security interest in all or any part of the Collateral is on file in any recording office, except those in favor of Lender. At its sole expense, Borrower shall protect and defend Lender’s first priority security interest in the Collateral against all claims and demands whatsoever.

2. MAINTENANCE AND USE. At its sole expense, Borrower shall: (a) repair and maintain the Equipment in good condition and working order and supply and install all replacement parts or other devices when required to so maintain the Equipment or when required by applicable law or regulation, which parts or devices shall automatically become part of the Equipment; (b) use and operate the Equipment in a careful manner in the normal course of its business and only for the purposes for which it was designed in accordance with the manufacturer’s warranty requirements, and comply with all laws and regulations relating to the Equipment, and obtain all permits or licenses necessary to install, use or operate the Equipment; and (c) make no alterations, additions, subtractions, upgrades or improvements to the Equipment without Lender’s prior written consent, not unreasonably withheld, but any such alterations, additions, upgrades or improvements shall automatically become part of the Equipment. Lender has the right upon reasonable notice to Borrower to inspect the Equipment wherever located. The Equipment shall not be removed from the regional location specified on Schedule A-1 without the prior written consent of Lender, not unreasonably withheld. The Equipment will not be used or located outside of the United States of America without the prior written consent of Lender, not unreasonably withheld.

3. INSURANCE. At its sole expense, Borrower at all times shall keep each item of Equipment insured against all risks of loss or damage from every cause whatsoever for an amount not less than the greater of the full replacement value of the Equipment or 100% of the outstanding principal balance of the Note. All insurers shall be reasonably satisfactory to Lender. Borrower shall deliver to Lender satisfactory evidence of such coverage. Proceeds of any insurance covering damage or loss of the Equipment shall be payable to Lender as loss payee and shall be applied as set forth in Section 4 below. If an Event of Default (as defined in Section 12 below) occurs and is continuing, then Borrower automatically appoints Lender as Borrower’s attorney-in-fact with full power and authority in the place of Borrower and in the name of Borrower or Lender to make claim for, receive payment of, and sign and endorse all documents, checks or drafts for loss or damage under any such policy. Each insurance policy will require that the insurer give Lender at least 30 days prior written notice of any cancellation of such policy and will require that Lender’s interests remain insured regardless of any act, error, omission, neglect or misrepresentation of Borrower. The insurance maintained by Borrower shall be primary without any right of contribution from insurance which may be maintained by Lender.

4. LOSS OR DAMAGE. Borrower bears the entire risk of loss, theft, damage or destruction of Equipment in whole or in part from any reason whatsoever (“Casualty Loss”). No Casualty Loss to Equipment shall relieve Borrower from the obligation to pay the installment payments or from any other obligation under this Agreement. In the event of Casualty Loss to any item of Equipment, Borrower shall immediately notify Lender of the same and Borrower shall, if so directed by Lender, immediately repair the same. If Lender determines that any item of Equipment has suffered a Casualty Loss beyond repair or a Casualty Loss which substantially and permanently reduces the fair market value of the Equipment (“Lost Equipment”), then Borrower, at its option, shall: (1) immediately replace the Lost Equipment with similar equipment in good repair, condition and working order free and clear of any Liens and deliver to Lender a bill of sale covering the replacement equipment, in which event such replacement equipment shall automatically be Equipment under this Agreement; or (2) on the installment payment due date which is at least 30 but no more than 60 days after the date of the Casualty Loss (“Loss Payment Due Date”), pay to Lender all accrued and unpaid principal, interest, late charges and other amounts then due and payable by Borrower under this Agreement or the Note plus the remaining principal balance of the Note associated with the Lost Equipment as of the Loss Payment Due Date as determined by Lender’s records and a Break Funding Charge (as defined in Section 20 below). Upon payment by Borrower of all amounts due under the above clause (2), the security interest of the Lender in the Lost Equipment will terminate and Lender shall prepare and deliver to Borrower a revised installment payment schedule to the Note that takes into account such partial prepayment of principal.

5. TAXES. Borrower will pay promptly when due all taxes, assessments and governmental charges upon or against Borrower, the Collateral or the property or operations of Borrower, in each case before same becomes delinquent and before penalties accrue thereon, unless and to the extent that same are being contested in good faith by appropriate proceedings.

6. GENERAL INDEMNITY. Borrower assumes all risk and liability for, and shall defend, indemnify and keep Lender harmless on an after-tax basis from, any and all liabilities, obligations, losses, damages, penalties, claims, actions, suits, costs and expenses, including reasonable attorney fees and expenses, of whatsoever kind and nature imposed on, incurred by or asserted against Lender, in any way relating to or arising out of the manufacture, purchase, acceptance, rejection, ownership, possession, use, selection, delivery, operation, condition, sale, return or other disposition of the Equipment or any part thereof (including, without limitation, any claim for latent or other defects, whether or not discoverable by Borrower or any other person, any claim for negligence, tort or strict liability, any claim under any environmental protection or hazardous waste law and any claim for patent, trademark or copyright infringement). Borrower will not indemnify Lender under this section for loss or liability caused directly and solely by the gross negligence or willful misconduct of Lender. In this section, “Lender” also includes any director, officer, employee, agent, successor or assign of Lender. Borrower’s obligations under this section shall survive the expiration, cancellation or termination of this Agreement.

7. PERSONAL PROPERTY. Borrower represents and agrees that the Equipment is, and shall at all times remain, separately identifiable personal property. Lender may display notice of its interest in the Equipment by any reasonable identification and Borrower shall not alter or deface any such indicia of Lender’s interest.

8. FINANCIAL REPORTS. Borrowers agree to furnish to Lender: (a) annual unaudited combined financial statements setting forth the financial condition and results of operation of Borrowers (financial statements shall include balance sheet, income statement and statement of cash flows) within 105 days of the end of each fiscal year of Borrowers; (b) upon Lender’s advanced written request, quarterly financial statements setting forth the combined financial condition and results of operation of Borrowers within 50 days of the end of each of the first three fiscal quarters of Borrowers; and (c) such other financial information as Lender may from time to time reasonably request including, without limitation, financial reports filed by Borrower with federal or state regulatory agencies. All such financial information shall be prepared in accordance with generally accepted accounting principles on a basis consistently applied. Notwithstanding the above requirements, if any Affiliate Credit Agreement (as defined in Section 12 hereof) exists, the financial reporting requirements of Borrower under such Affiliate Credit Agreement shall remain fully applicable to Borrower. Borrower agrees that any affiliate of JPMorgan Chase & Co. that receives any financial reports under any Affiliate Credit Agreement is hereby authorized to deliver complete copies of all such financial reports and related compliance certificates to Lender in satisfaction of Borrower’s obligation to deliver such information to Lender. If for any reason whatsoever an Affiliate Credit Agreement is canceled, discharged or otherwise terminated, then, automatically and without any action by Lender or any other party, all financial reporting requirements which are in effect as of the date immediately prior to the cancellation, discharge or termination of such Affiliate Credit Agreement shall remain in full force and effect, shall be incorporated in this Agreement by reference, and shall be made a part of this Agreement. Borrower will promptly notify Lender in writing with full details if any event occurs or any condition exists which constitutes, or which but for a requirement of lapse of time or giving of notice or both would constitute, an Event of Default under this Agreement or which might materially and adversely affect the financial condition or operations of Borrower. Borrower will promptly notify Lender in writing of the commencement of any litigation to which Borrower may be a party (except for litigation in which Borrower’s or the affiliate’s contingent liability is fully covered by insurance) which, if decided adversely to Borrower would adversely affect or impair the security interest of Lender to the Equipment or which, if decided adversely to Borrower would materially adversely affect the business operations or financial condition of Borrower. Borrower will immediately notify Lender, in writing, of any judgment against Borrower if such judgment would have the effect described in the preceding sentence.

9. NO CHANGES IN BORROWER. Borrower shall not: (a) liquidate, dissolve or suspend its business; (b) sell, transfer or otherwise dispose of all or a majority of its assets, except that Borrower may sell its inventory in the ordinary course of its business; (c) enter into any merger, consolidation or similar reorganization unless it is the surviving corporation; (d) transfer all, or any substantial part of, its operations or assets outside of the United States of America; or (e) without 30 days advance written notice to Lender, change its name, state of incorporation or organization, or chief place of business. There shall be no transfer of more than a 25% ownership interest in Borrower by shareholders, partners, members or proprietors thereof in any calendar year without Lender’s prior written consent. All financial covenants of Borrower under any Affiliate Credit Agreement shall remain fully applicable to Borrower and shall not be violated by Borrower at any time. If for any reason whatsoever an Affiliate Credit Agreement is canceled, discharged or otherwise terminated, then, automatically and without any action by Lender or any other party, all financial covenants which are in effect as of the date immediately prior to the cancellation, discharge or termination of such Affiliate Credit Agreement shall remain in full force and effect, shall be incorporated in this Agreement by reference, and shall be made a part of this Agreement.

10. REPRESENTATIONS. Borrower represents and warrants that: (a) Borrower is a corporation, limited liability company, partnership or proprietorship as stated below Borrower’s signature duly organized, validly existing and in good standing under the laws of the state of its organization as stated below Borrower’s signature and Borrower is qualified to do business and is in good standing under the laws of each other state in which the Equipment is or will be located; (b) Borrower’s name as set forth at the outset of this Agreement is its complete and correct legal name as indicated in the public records of Borrower’s state of organization; (c) Borrower has full power, authority and legal right to sign, deliver and perform this Agreement, the Note and all related documents and such actions have been duly authorized by all necessary corporate, company, partnership or proprietorship action; (d) this Agreement, the Note and each related document has been duly signed and delivered by Borrower and each such document constitutes a legal, valid and binding obligation of Borrower enforceable in accordance with its terms; (e) there is no litigation or other proceeding pending, or to the best of the Borrower’s knowledge, threatened against or affecting Borrower which, if decided adversely to Borrower, would adversely affect, impair or encumber the interest of Lender in the Equipment or would materially adversely affect the business operations or financial condition of Borrower; (f) all balance sheets, income statements and other financial data that have been delivered to Lender (or JPMorgan Chase Bank, N.A.) with respect to Borrower are complete and correct in all material respects, fairly present the financial condition of Borrower on the dates for which, and the results of its operations for the periods for which, the same have been furnished and have been prepared in accordance with generally accepted accounting principles consistently applied, (g) there has been no material adverse change in the condition of Borrower, financial or otherwise, since the date of the most recent financial statements delivered to Lender (or JPMorgan Chase Bank, N.A.), (h) Borrower’s organizational number assigned to Borrower by the state of its organization is correctly stated below Borrower’s signature; (i) this Agreement and the Note evidence a loan made primarily for business, commercial or agricultural purposes and not primarily for personal, family, or household purposes.

11. OTHER DOCUMENTS; EXPENSES; APPOINTMENT OF ATTORNEY-IN-FACT. Borrower agrees to sign and deliver to Lender any additional documents deemed desirable by Lender to effect the terms of the Note or this Agreement including, without limitation. Uniform Commercial Code financing statements, all of which Lender is authorized to file with the appropriate filing officers. Borrower hereby irrevocably appoints Lender as Borrower’s attorney-in-fact with full power and authority in the place of Borrower and in the name of Borrower to prepare, sign, amend, file or record any Uniform Commercial Code financing statements or other documents deemed desirable by Lender to perfect, establish or give notice of Lender’s interests in the Equipment or in any collateral as to which Borrower has granted Lender a security interest. Borrower agrees to sign and deliver to Lender any additional documents deemed desirable by Lender to effect the terms of this Agreement. Borrower shall pay upon Lender’s request any out-of-pocket costs and expense paid or incurred by Lender in connection with the above terms of this Agreement or the funding and closing of this Agreement (including, without limitation, all out-of-pocket fees and expenses of any outside counsel to Lender).

12. EVENTS OF DEFAULT. Each of the following events shall constitute an Event of Default under this Agreement and the Note: (a) Borrower fails to pay any installment payment or other amount due under this Agreement or the Note within 10 days of its due date; or (b) Borrower fails to perform or observe any of its obligations in Sections 3, 9, or 18 hereof; or (c) Borrower fails to perform or observe any of its other obligations in this Agreement or the Note within 30 days after Lender notifies Borrower of such failure; or (d) Borrower or any Guarantor fails to pay or perform or observe any term, covenant (including, but not limited to, any financial covenant), agreement or condition contained in, or there shall occur any payment or other default under or as defined in. any loan, credit agreement, extension of credit or lease with a potential liability in an amount equal to or in excess of $100,000.00 in which Lender or any subsidiary (direct or indirect) of JPMorgan Chase & Co. (or its successors or assigns) is the lender, creditor or lessor, other than this Agreement (each an “Affiliate Credit Agreement”) which shall not be remedied within the period of time (if any) within which such Affiliate Credit Agreement permits such default to be remedied; or (e) any statement, representation or warranty made by Borrower in this Agreement or in any document, certificate or financial statement in connection with this Agreement proves at any time to have been untrue or misleading in any material respect as of the time when made; or (f) Borrower or any Guarantor becomes insolvent or bankrupt, or admits its inability to pay its debts as they mature, or makes an assignment for the benefit of creditors, or applies for, institutes or consents to the appointment of a receiver, trustee or similar official for it or any substantial part of its property or any such official is appointed without its consent, or applies for, institutes or consents to any bankruptcy, insolvency, reorganization, debt moratorium, liquidation or similar proceeding relating to it or any substantial part of its property under the laws of any jurisdiction or any such proceeding is instituted against it without stay or dismissal for more than 60 days, or it commences any act amounting to a business failure or a winding up of its affairs, or it ceases to do business as a going concern; or (g) with respect to any guaranty, letter of credit, pledge agreement, security agreement, mortgage, deed of trust, debt subordination agreement or other credit enhancement or credit support agreement (whether now existing or hereafter arising) signed or issued by any party (each a “Guarantor”) in connection with all or any part of Borrower’s obligations under this Agreement or the Note, the Guarantor defaults in its obligations thereunder or any such agreement shall cease to be in full force and effect or shall be declared to be null. void, invalid or unenforceable by the Guarantor; or (h) Borrower or any Guarantor fails to pay or perform or observe any term, covenant (including, but not limited to, any financial covenant), agreement or condition contained in, or there shall occur any payment or other default under or as defined in any Other Credit Agreement (as defined in Section 20 hereof) which shall not be remedied within the period of time (if any) within which such Other Credit Agreement permits such default to be remedied, regardless of whether such default is waived by any other party to such Other Agreement or such default produces or results in the cancellation of such Other Credit Agreement or the acceleration of the liability, indebtedness or other obligation under such Other Credit Agreement; or (i) Borrower or any Guarantor shall suffer the loss of any material license or franchise when Lender shall reasonably conclude that such loss fairly impairs Borrower’s or such Guarantor’s ability to perform its obligations required under this Agreement or the Note; or (j) Borrower or any Guarantor shall fail to pay any final judgment for the payment of money in an amount equal to or in excess of $50,000.00; or (k) there shall occur in Lender’s reasonable opinion any material adverse change in the financial condition, business or operations of Borrower or any Guarantor.

13. RIGHTS UPON DEFAULT.

13.1. If any Event of Default exists, Lender may exercise in any order one or more of the remedies described in the lettered subparagraphs of this section, and Borrower shall perform its obligations imposed thereby:

(a) Lender may require Borrower to turn over any and all Collateral to Lender.

(b) Lender or its agent may repossess any or all Collateral wherever found, may enter the premises where the Collateral is located and remove it, may use such premises without charge to store or show the Collateral for sale for up to 90 days, and may demand that Borrower cease using the Collateral.

(c) Lender may sell any or all Collateral at public or private sale, with or without advertisement or publication, may lease or otherwise dispose of it or may use, hold or keep it.

(d) Lender may require Borrower to pay to Lender on a demand date specified by Lender, (i) all accrued and unpaid interest, late charges and other amounts due under the Note or this Agreement as of such demand date, plus (ii) the remaining principal balance of the Note as of such demand date, plus (iii) interest at the Overdue Rate on the total of the foregoing from such demand date to the date of payment. “Overdue Rate” means an interest rate per annum equal to the higher of 12% or 2% over the Prime Rate, but not to exceed the highest rate permitted by applicable law. If an Event of Default under section 12(f) of this Agreement exists, then Borrower will be automatically liable to pay Lender the foregoing amounts as of the next installment payment date under the Note unless Lender otherwise elects in writing.

(e) Without demanding payment pursuant to section 13.1(d), increase the interest rate applicable to the principal balance of the Note to the Overdue Rate.

(f) Borrower shall pay all costs, expenses and damages incurred by Lender because of the Event of Default or its actions under this section, including, without limitation any collection agency and/or attorney fees and expenses, and any costs related to the repossession, safekeeping, storage, repair, reconditioning or disposition of the Collateral.

(g) Lender may sue to enforce Borrower’s performance of its obligations under the Note and this Agreement and/or may exercise any other right or remedy then available to Lender at law or in equity.

13.2. Except as otherwise expressly required by Section 12 hereof or by applicable law, Lender is not required to take any legal process or give Borrower any notice before exercising any of the above remedies. If Lender is required to give notice, 10 calendar days advanced notice is reasonable notification. None of the above remedies is exclusive, but each is cumulative and in addition to any other remedy available to Lender. Lender’s exercise of one or more remedies shall not preclude its exercise of any other remedy. No action taken by Lender shall release Borrower from any of its obligations to Lender. No delay or failure on the part of Lender to exercise any right hereunder shall operate as a waiver thereof nor as an acquiescence in any default, nor shall any single or partial exercise of any right preclude any other exercise thereof or the exercise of any other right. After any Event of Default, Lender’s acceptance of any payment by Borrower under the Note or this Agreement shall not constitute a waiver by Lender of such default, regardless of Lender’s knowledge or lack of knowledge at the time of such payment, and shall not constitute a reinstatement of the Note or this Agreement if this Agreement has been declared in default by Lender, unless Lender has agreed in writing to reinstate this Agreement and to waive the default. With respect to any Collateral or any Obligation, Borrower assents to all extensions or postponements to the time of payment thereof or any other indulgence in connection therewith, to each substitution, exchange or release of Collateral, to the release of any party primarily or secondarily liable, to the acceptance of partial payment thereof or to the settlement or compromise thereof, all in such matter and such time or times as Lender may deem advisable.

13.3. If Lender actually repossesses any Collateral, then it will use commercially reasonable efforts under the then current circumstances to attempt to mitigate its damages; provided, that Lender shall not be required to sell, lease or otherwise dispose of any Collateral prior to Lender enforcing any of the remedies described above. Lender may sell or lease the Collateral in any manner it chooses, free and clear of any claims or rights of Borrower and without any duty to account to Borrower with respect thereto except as provided below. If Lender actually sells or leases the Collateral, it will credit the net proceeds of any sale of the Collateral, or the net present value (discounted at the then current Prime Rate) of the rents payable under any lease of the Collateral, against the amounts Borrower owes Lender. The term “net” as used above shall mean such amount after deducting the costs and expenses described in clause (e) of Section 13.1 above. Borrower shall remain liable for any deficiency if the net proceeds are insufficient to pay all amounts to which Lender is entitled hereunder.

14. LATE CHARGES. If any installment payment or other amount payable under the Note or this Agreement is not paid within 10 days of its due date, then as compensation for the administration and enforcement of Borrower’s obligation to make timely payments, Borrower shall pay with respect to each overdue payment on demand an amount equal to the greater of fifteen dollars ($15.00) or five percent (5%) of the each overdue payment (but not to exceed the highest late charge permitted by applicable law) plus any collection agency fees and expenses. The failure of Lender to collect any late charge will not constitute a waiver of Lender’s right with respect thereto.

15. LENDER’S RIGHT TO PERFORM. If Borrower fails to make any payment under this Agreement or fails to perform any of its other obligations in this Agreement (including, without limitation, its agreement to provide insurance coverage), Lender may itself make such payment or perform such obligation, and the amount of such payment and the amount of the expenses of Lender incurred in connection with such payment or performance shall be deemed to be additional principal under the Note which is payable by Borrower on demand.

16. NOTICES; POWER OF ATTORNEY. (a) Any notices and demands under or related to this document shall be in writing and delivered to the intended party at its address stated herein (if to Bank to 1111 Polaris Parkway, Suite 3A – OH1-1085, Columbus, Ohio 43240-2050, to the attention of the Operations Manager). Notice shall be deemed sufficiently given or made (i) upon receipt if delivered by hand, (ii) on the Delivery Day after the day of deposit with a nationally recognized courier service, (iii) on the third Delivery Day after the day of deposit in the United States mail, sent certified, postage prepaid with return receipt requested, and (iv) only if to Lender, on the third Delivery Day after the notice is deposited in the United States mail, postage prepaid. “Delivery Day” means a day other than a Saturday, a Sunday, or any other day on which national banking associations are authorized to be closed. Any party may change its address for the purposes of the receipt of notices and demands by giving notice of such change in the manner provided in this provision, (b) With respect to any power of attorney covered by this Agreement, the powers conferred on Lender thereby: are powers coupled with an interest; are irrevocable; are solely to protect Lender’s interests under this Agreement; and do not impose any duty on Lender to exercise such powers. Lender shall be accountable solely for amounts it actually receives as a result of its exercise of such powers.

17. ASSIGNMENT BY LENDER. Lender and any assignee of Lender, with or without notice to or consent of Borrower, may sell, assign, transfer or grant a security interest in all or any part of Lender’s rights, obligations, title or interest in the Collateral, the Note, this Agreement, or the amounts payable under the Note or this Agreement to any entity (“transferee”). The transferee shall succeed to all of Lender’s rights in respect to this Agreement (including, without limitation, all rights to insurance and indemnity protection described in this Agreement). Borrower agrees to sign any acknowledgment and other documents reasonably requested by Lender or the transferee in connection with any such transfer transaction. Borrower, upon receiving notice of any such transfer transaction, shall comply with the terms and conditions thereof. Borrower agrees that it shall not assert against any transferee any claim, defense, setoff, deduction or counterclaim which Borrower may now or hereafter be entitled to assert against Lender. Borrower agrees that Lender may provide loan information and financial information about Borrower on a confidential basis to any prospective transferee.

18. NO ASSIGNMENT OR LEASING BY BORROWER. BORROWER SHALL NOT, DIRECTLY OR INDIRECTLY, WITHOUT THE PRIOR WRITTEN CONSENT OF LENDER: (a) MORTGAGE. ASSIGN, SELL, TRANSFER, OR OTHERWISE DISPOSE OF INTEREST IN THIS AGREEMENT OR THE COLLATERAL OR ANY PART THEREOF; OR (b) LEASE, RENT, LEND OR TRANSFER POSSESSION OR USE OF THE EQUIPMENT OR ANY PART THEREOF TO ANY PARTY; OR (c) CREATE, INCUR, GRANT, ASSUME OR ALLOW TO EXIST ANY LIEN ON ITS INTEREST IN THIS AGREEMENT, THE COLLATERAL OR ANY PART THEREOF.

19. RIGHT OF SETOFF. Borrower grants to the Lender a security interest in the Deposits, and the Lender is authorized to setoff and apply, all Deposits, Securities and Other Property, and Lender Debt against any and all Liabilities. This right of setoff may be exercised at any time and from time to time, without prior notice to or demand on the Borrower and regardless of whether any

Liabilities are contingent, unmatured or unliquidated. In this section: (a) the term “Deposits” means any and all accounts and deposits of the Borrower (whether general, special, time, demand, provisional or final) at any time held by the Lender (including all Deposits held jointly with another, but excluding any IRA or Keogh Deposits, or any trust Deposits in which a security interest would be prohibited by law); (b) the term “Securities and Other Property” means any and all securities and other personal property of the Borrower in the custody, possession or control of the Lender, JPMorgan Chase & Co. or their respective subsidiaries and affiliates (other than property held by the Lender in a fiduciary capacity); and (c) the term “Lender Debt” means all indebtedness at any time owing by the Lender, to or for the credit or account of the Borrower and any claim of the Borrower (whether individual, joint and several or otherwise) against the Lender now or hereafter existing.

20. CERTAIN DEFINITIONS. “Break Funding Charge” means the sum of the differences between (a) each scheduled interest payment which would have been made on the prepaid amount if such prepayment had not occurred and (b) the corresponding fixed-rate interest payment which would be received under an interest rate swap which the Lender shall be deemed to have entered into as of the Prepayment Date (the “Replacement Swap”) covering its payment obligations under an interest rate swap which the Lender shall be deemed to have entered into when the prepaid amount was originally funded, with each such difference discounted to a present value as of the date of prepayment using the fixed interest rate of the Replacement Swap as the applicable discount rate; the Borrower acknowledges that the Lender might not fund or hedge its fixed-rate loan portfolio or any prepayment thereof on a loan-by-loan basis at all times, and agrees that the foregoing is a reasonable and appropriate method of calculating liquidated damages for any prepayment irrespective of whether any of the foregoing hedging transactions have in fact occurred or occurred precisely as stated with respect to the loan evidenced by this Note; all calculations and determinations by the Lender of the amounts payable pursuant to the preceding provisions or of any element thereof, if made in accordance with its then standard procedures for so calculating or determining such amounts, shall be conclusive absent manifest arithmetic error. “Lien” means any security interest, lien, mortgage, pledge, encumbrance, judgment, execution, attachment, warrant, writ, levy, other judicial process or claim of any nature whatsoever by or of any person. “Prime Rate” means the rate of interest per annum announced from time to time by the Lender as its prime rate, provided that the Prime Rate is a reference rate and may not be the Lender’s lowest rate. “Other Credit Agreement” means any agreement applicable to Borrower or any Guarantor or by which Borrower or any Guarantor is bound involving a liability, indebtedness or performance obligation of Borrower or any Guarantor with a potential liability to Borrower or any Guarantor in an amount equal to or in excess of $100,000.00. All terms defined herein are equally applicable to both the singular and plural form of such terms. “Rate Management Transaction” means any transaction (including an agreement with respect thereto) that is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option, derivative transaction or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures.

21. CONDITIONS. Lender is not obligated to make any loan or disburse any principal hereunder unless: (a) Lender has received the Note signed by the Borrower; (b) Lender has received evidence of all required insurance; (c) in Lender’s sole judgment, there has been no material adverse change in the financial condition or business of Borrower or any Guarantor; (d) Borrower has signed and delivered to Lender this Agreement and Lender has signed and accepted this Agreement; (e) Lender has received the documents, instruments and evidence as to satisfaction of the matters specified in any Schedule 2 which may be attached hereto, each of which shall be satisfactory to Lender in form and substance and each document or instrument to be duly authorized, executed and delivered and in full force and effect; (f) Lender has received, in form and substance satisfactory to Lender, such other documents and information as Lender shall reasonably request; and (g) Borrower has satisfied all other reasonable conditions established by Lender.

22. USURY. It is not the intention of the parties to this Agreement to make an agreement that violates any of the laws of any applicable jurisdiction relating to usury (“Usury Laws”). Regardless of any provision in this Agreement, the Note, or any document in connection therewith, Lender shall not be entitled to receive, collect or apply, as interest on any Obligation, any amount in excess of the Maximum Amount (the “Excess”). As used herein, “Maximum Amount” shall mean the maximum amount of interest which would have accrued if the unpaid principal amount of the Obligation outstanding from time to time had borne interest each day at the maximum amount of interest which lender is permitted to charge on the Obligation under the Usury Laws. If Lender ever receives, collects or applies as interest any Excess, such Excess shall be deemed a partial repayment of principal and treated hereunder as such; and if principal is paid in full, any remaining Excess shall be paid to Borrower. In determining whether or not the interest paid or payable under any specific contingency exceeds the Maximum Amount. Borrower and Lender shall, to the maximum extent permitted under the Usury Laws, (a) characterize any non-principal payment as an expense, fee or premium rather than as interest, (b) exclude voluntary prepayments and the effect thereof, and (c) amortize, prorate, allocate and spread in equal parts, the total amount of interest throughout the entire contemplated term of the Obligation so that the interest rate is uniform throughout the entire term of the Obligation; provided that if the Obligation is paid and performed in full prior to the full contemplated term thereof, and if the interest received for the actual period of existence thereof exceeds the Maximum Amount, Lender shall refund to Borrower the Excess, and, such event shall not be subject to any penalties provided by the Usury Laws.

23. GOVERNING LAW. THE INTERPRETATION, CONSTRUCTION AND VALIDITY OF THIS AGREEMENT AND THE NOTE SHALL BE GOVERNED BY THE LAWS OF THE STATE OF OHIO WITHOUT REFERENCE TO CONFLICT OF LAW PROVISIONS WITH RESPECT TO ANY ACTION BROUGHT BY LENDER AGAINST BORROWER TO ENFORCE ANY TERM OF THIS AGREEMENT, BORROWER HEREBY IRREVOCABLY CONSENTS TO THE JURISDICTION AND VENUE OF ANY STATE OR FEDERAL COURT IN OHIO, WHERE THE MAIN OFFICE OF LENDER IS LOCATED.

24. MISCELLANEOUS. (a) Subject to the limitations herein, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, administrators, successors and assigns. (b) This Agreement may be executed in any number of counterparts, which together shall constitute a single instrument. (c) Section and paragraph headings in this Agreement are for convenience only and have no independent meaning. (d) The terms of this Agreement shall be severable and if any term thereof is declared unconscionable, invalid, illegal or void, in whole or in part, the decision so holding shall not be construed as impairing the other terms of this Agreement and this Agreement shall continue in full force and effect as if such invalid, illegal, void or unconscionable term were not originally included herein. (e) All indemnity obligations of Borrower under this Agreement and all rights, benefits and protections provided to Lender by warranty disclaimers shall survive the cancellation, expiration or termination of this Agreement. (f) Lender shall not be liable to Borrower for any indirect, consequential or special damages for any reason whatsoever. (g) This Agreement may be amended, but only by a written amendment signed by Lender and Borrower. (h) If this Agreement is signed by more than one Borrower, each of such Borrowers shall be jointly and severally liable for payment and performance of all of Borrower’s obligations under this Agreement. (i) This Agreement represents the final, complete and entire agreement between the parties hereto, and there are no oral or unwritten agreements or understandings affecting this Agreement or the Collateral. (j) Borrower agrees that Lender is not the agent of any manufacturer or supplier, that no manufacturer or supplier is an agent of Lender, and that any representation, warranty or agreement made by manufacturer, supplier or by their employees, sales representatives or agents shall not be binding on Lender. (k) In order to secure all obligations of Borrower under this Agreement and the Note, Borrower assigns and grants to Lender a security interest in: all rights, powers and privileges of Borrower under any lease of any Equipment hereafter authorized in writing by Lender; and all funds, balances, accounts, proceeds of collateral and/or other property of any kind of Borrower or in which Borrower has an interest now or hereafter in the possession, custody, or control of Lender and any of its direct or indirect affiliates and subsidiaries, including, without limitation, J.P. Morgan Securities Inc.

25. GOVERNMENT REGULATION. Borrower shall not (a) be or become subject, at any time, to any law, regulation, or list of any government agency (including, without limitation, the U.S. Office of Foreign Asset Control list) that prohibits or limits Lender from making any advance or extension of credit to Borrower or from otherwise conducting business with Borrower or (b) fail to provide documentary and other evidence of Borrower’s identity as may be requested by Lender at any time to enable Lender to verify Borrower’s identity or to comply with any applicable law or regulation, including, without limitation, Section 326 of the USA Patriot Act of 2001, 31 U.S.C. Section 5318.

26. USA PATRIOT ACT NOTIFICATION. The following notification is provided to Borrower pursuant to Section 326 of the USA Patriot Act of 2001, 31 U.S.C. Section 5318:

IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT. To help the government tight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person or entity that opens an account, including any deposit account, treasury management account, loan, other extension of credit, or other financial services product. What this means for Borrower: When Borrower opens an account, if Borrower is an individual, Lender will ask for Borrower’s name, tax payer identification number, residential address, date of birth, and other information that will allow Lender to identify Borrower, and if Borrower is not an individual, Lender will ask for Borrower’s name, taxpayer identification number, business address, and other information that will allow Lender to identify Borrower. Lender may also ask, if Borrower is an individual, to see Borrower’s driver’s license or other identifying documents, and if Borrower is not an individual, to see Borrower’s legal organizational documents or other identifying documents.

ALL PARTIES TO THIS AGREEMENT IRREVOCABLY CONSENT TO THE JURISDICTION AND VENUE OF ANY STATE OR FEDERAL COURT IN OHIO, AND WAIVE ALL RIGHTS TO TRIAL BY JURY, IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY ON ANY MATTER WHATSOEVER ARISING OUT OF, IN CONNECTION WITH OR IN ANY WAY RELATED TO THE NOTE OR THIS AGREEMENT.

EASTERN OIL WELL SERVICE COMPANY		JPMORGAN CHASE BANK, N.A.
(Borrower)		(Lender)

By:		By:

Title:	Executive Vice President	Title:	Authorized Officer

Acceptance Date:	Authorized Agent

Borrower Organization Information: A CORPORATION organized under the laws of the State of WV with State Organization #133998.

EOWS MIDLAND COMPANY
(Borrower)

By:

Title:	Executive Vice President

Borrower Organization Information: A CORPORATION organized under the laws of the State of TX with State Organization #0160993700.

SOUTHWEST OILFIELD CONSTRUCTION COMPANY
(Borrower)

By:

Title:	Executive Vice President

Borrower Organization Information: A CORPORATION organized under the laws of the State of OK with State Organization #1900516436.

PREPAYMENT ADDENDUM

(Lock-Out Period & Break Funding Premium)

Dated:	July 31, 2013

Loan No:	1000137842

“Note” means Promissory Note having the above Loan Number

“Loan Agreement” means Loan and Security Agreement having the above Loan Number

Borrower:	EASTERN OIL WELL SERVICE COMPANY and/or EOWS MIDLAND COMPANY and/or SOUTHWEST OILFIELD CONSTRUCTION COMPANY

Reference is made to the Loan Agreement which is by and between JPMORGAN CHASE BANK, N.A. (“Lender”) and the above Borrower (“Borrower”) and to the Note made by Borrower in favor of Lender. This Addendum amends and supplements the terms and conditions of the Note and the Loan Agreement. Unless otherwise defined herein, capitalized terms defined in the Loan Agreement shall have the same meaning when used herein. Solely for purposes of the Note and the Loan Agreement, Lender and Borrower agree as follows:

1.	Notwithstanding anything to the contrary herein or in the Note or Loan Agreement, Borrower and Lender agree that Borrower shall not exercise its prepayment rights under this Addendum prior to the end of the Lock-Out Period specified below.

Lock-Out Period: the first 24 months of the Base Term of the Note

2.	Notwithstanding anything to the contrary in the Note or the Loan Agreement, Borrower and Lender agree that so long as no Event of Default has occurred and continues under the Loan Agreement and so long as Borrower gives Lender at least 20 days prior written notice (the “Notice Period”)and so long as the above Lock-Out Period has expired, Borrower may elect to prepay its obligations under the Note and the Loan Agreement by paying to Lender on the installment payment date (a “Prepayment Date”) following the Notice Period the total of the following: (a) all accrued installment payments, interest, taxes, late charges and other amounts then due and payable under the Note and the Loan Agreement; plus (b) the remaining principal balance payable by Borrower under the Note as of said Prepayment Date (hereinafter, the “Principal Balance”); plus (c) a break funding charge equal to the sum of the differences between (i) each scheduled interest payment which would have been made on the prepaid amount if such prepayment had not occurred and (ii) the corresponding fixed-rate interest payment which would be received under an interest rate swap which the Lender shall be deemed to have entered into as of the Prepayment Date (the “Replacement Swap”) covering its payment obligations under an interest rate swap which the Lender shall be deemed to have entered into when the prepaid amount was originally funded, with each such difference discounted to a present value as of the date of prepayment using the fixed interest rate of the Replacement Swap as the applicable discount rate; the Borrower acknowledges that the Lender might not fund or hedge its fixed-rate loan portfolio or any prepayment thereof on a loan-by-loan basis at all times, and agrees that the foregoing is a reasonable and appropriate method of calculating liquidated damages for any prepayment irrespective of whether any of the foregoing hedging transactions have in fact occurred or occurred precisely as stated with respect to the loan evidenced by this Note; all calculations and determinations by the Lender of the amounts payable pursuant to the preceding provisions or of any element thereof, if made in accordance with its then standard procedures for so calculating or determining such amounts, shall be conclusive absent manifest arithmetic error.

3.	Except as expressly amended or supplemented by this Addendum and other instruments signed by Lender and Borrower, the Note and the Loan Agreement remain unchanged and in full force and effect.

[The next page is the signature page.]

IN WITNESS WHEREOF, the parties hereto have executed this Addendum as of the date first written above.

EASTERN OIL WELL SERVICE COMPANY		JPMORGAN CHASE BANK, N.A.
(Borrower)		(Lender)

By:		By:

Title:	Executive Vice President	Title:	Authorized Officer

EOWS MIDLAND COMPANY
(Borrower)

By:

Title:	Executive Vice President

SOUTHWEST OILFIELD CONSTRUCTION COMPANY
(Borrower)

By:

Title:	Executive Vice President

CO-BORROWER NOTE AND LOAN AGREEMENT ADDENDUM

Dated:	July 31, 2013

Loan Number:	1000137842

“Note” means:	Business Purpose Promissory Note dated July 31, 2013 in the original principal amount of $10,000,000.00 for the above loan number

“Loan Agreement” means:	Loan and Security Agreement dated July 31, 2013 for the above loan number

“Borrower” means:	EASTERN OIL WELL SERVICE COMPANY and/or EOWS MIDLAND COMPANY and/or SOUTHWEST OILFIELD CONSTRUCTION COMPANY

“Lender” means:	JPMORGAN CHASE BANK, N.A.

Reference is made to the Note made by the Borrowers in favor of Lender and the Loan Agreement by and between Borrowers and Lender. “Loan Documents” shall mean, collectively, the Note, the Loan Agreement and all documents related thereto (including, but not limited to, any guaranties and any security agreements). Unless otherwise defined herein, capitalized terms defined in the Loan Documents shall have the same meaning when used herein. This Addendum modifies the terms and conditions of the Loan Documents as set forth herein.

NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, and in order to induce the execution of the Loan Documents, Borrowers and Lender hereby agree as follows:

1.	Each of the Borrowers intends to be legally bound by the Note, the Loan Agreement and all other Loan Documents and each Borrower covenants and agrees with Lender that it is jointly and severally, and absolutely and unconditionally obligated to pay and perform any and all obligations, liabilities and indemnities of any Borrower under the Note and all other Loan Documents. Each reference to the term “Borrower” in the Loan Documents shall be deemed to refer to each of the Borrowers. Each representation and warranty made by the Borrower in the Loan Documents shall also be deemed to have been made by each Borrower. Each agreement, covenant or undertaking on the part of the Borrower under the Loan Documents shall be deemed individually applicable with respect to each Borrower. Each event constituting a default or event of default under the Loan Documents shall be determined with respect to each of the Borrowers. A separate action or actions may be brought and prosecuted against any Borrower whether an action is brought against any other party or whether any other party is joined in any such action or actions. Each Borrower waives any right to require Lender to: (a) proceed against any other Borrower or other party; (b) proceed against or exhaust any security held from any other Borrower or other party; or (c) pursue any other right or remedy whatsoever available to Lender. Any notice under the Loan Documents that is required to be provided to Borrower shall be effective if provided to any one Borrower. Any consent on the part of Borrower under the Loan Documents shall be effective when provided by any one Borrower and Lender shall be entitled to rely upon any notice or consent given by any one Borrower as being notice or consent given by all Borrowers under the Loan Documents.

2.

In the event any obligation of any Borrower under the Loan Documents is deemed to be an agreement by any individual Borrower to answer for the debt, obligation or default of another Borrower (including each other) or as a hypothecation of property as security for any such debt or obligation, each Borrower represents and warrants that: (a) no representation or warranty has been made to said Borrower as to the creditworthiness of any other Borrower, any guarantor or any other obligor, and (b) said Borrower has established adequate means of obtaining from each Borrower, each guarantor and each other obligor on a continuing basis, financial or other information pertaining to each other party’s financial condition. Each Borrower hereby expressly: (i) waives diligence, demand, presentment, protest and notice of every kind and nature whatsoever, (ii) consents to the taking by Lender of any additional security for the obligations relating to any of the Loan Documents, (iii) consents to the alteration or release in any manner of any security now or hereafter held in connection with any obligations now or hereafter relating to any of the Loan Documents, and/or (iv) consents that Lender and any obligor may deal with each other in connection with any obligations relating to any of the Loan Documents or any other obligations, and/or may alter any agreements or contracts now or hereafter existing between them, in any manner whatsoever, including, without limitation, the renewal, extension, acceleration, changes in time for payment, and/or increases or decreases in installment payments, rates of interest or other amounts owing, all without in any way altering the liability of each Borrower, or affecting any security for such obligations. If any default or breach be made in the payment or performance of any obligations under any of the Loan Documents or any other obligations or in the terms or conditions of any security held for any such obligations, then Lender is hereby expressly given the right, at its option, to proceed in the enforcement of any of the Loan Documents independently of any other right, remedy or security Lender may at any time hold in connection with such obligations and it shall not be necessary for Lender to proceed upon or against and/or exhaust any other security, right or remedy before proceeding to enforce its rights against any Borrower. Each Borrower further waives any right of subrogation, reimbursement, exoneration, contribution, indemnification, setoff or other recourse in respect of sums paid to Lender by any Borrower.

3.	This Addendum may be executed in any number of counterparts, which together shall constitute a single instrument.

4.	Except as expressly amended by this Addendum and other written instruments signed by the party to be bound, the Loan Documents remain unchanged and in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Addendum as of the date first referenced above.

EASTERN OIL WELL SERVICE COMPANY
(Borrower)

By:

Title:	Executive Vice President

EOWS MIDLAND COMPANY
(Borrower)

By:

Title:	Executive Vice President

SOUTHWEST OILFIELD CONSTRUCTION COMPANY
(Borrower)

By:

Title:	Executive Vice President

JPMORGAN CHASE BANK, N.A.
(Lender)

By:

Title:	Authorized Officer

POST FUNDING CONDITION ADDENDUM TO LOAN AGREEMENT

Dated:	July 31, 2013

Borrower:	EASTERN OIL WELL SERVICE COMPANY and/or EOWS MIDLAND COMPANY and/or SOUTHWEST OILFIELD CONSTRUCTION COMPANY

Loan Agreement:	Loan Agreement No. 1000137842 dated July 31, 2013 with Master Loan and Security Agreement dated July 31, 2013

Reference is made to the above Loan Agreement, which is by and between JPMORGAN CHASE BANK, N.A. (“Lender”) and the above Borrower (“Borrower”). As used herein: “Loan Agreement” shall mean the Loan Agreement described above and any documents relating thereto; and “Equipment” shall mean the equipment covered by the Loan Agreement. This Addendum amends and supplements the terms and conditions of the Loan Agreement. Unless otherwise defined herein, capitalized terms defined in the Loan Agreement shall have the same meaning when used herein.

For good and valuable consideration, receipt of which is hereby acknowledged, and solely for purposes of the above Loan Agreement, Lender and Borrower hereby agree as follows.

1.	Borrower has requested that Lender pay all or part of the amount being financed under the Loan Agreement prior to all funding conditions established by Lender (“Funding Conditions”) being satisfied. In order to induce Lender to pay all or part of the amount being financed under the Loan Agreement prior to all Funding Conditions being satisfied, Borrower and Lender agree that it shall be an additional event of default under the Loan Agreement if Borrower fails to satisfy any of the following conditions within ninety (90) days of Lender’s Acceptance Date of the Loan Agreement:

(a)	In accordance with applicable state law, Borrower shall cause Lender to be identified as first and sole lien holder on the certificates of title and other ownership registration documents (the “Certificates of Title”) issued for each item of Equipment which constitutes a motor vehicle, a vehicle or a trailer (hereinafter, a “vehicle”) for purposes of any applicable state law; and

(b)	Borrower shall deliver Certificates of Title for each items of Equipment which is a vehicle that conform to the above requirements and have an appraised orderly liquidation value in excess of $100,000.00 to Lender to hold during the Term of the Loan Agreement.

2.	Any and all documents required by the above terms and conditions shall be satisfactory, in form and substance, to Lender.

3.	Except as expressly amended by this Addendum, the Loan Agreement remains unchanged and in full force and effect.

[The next page is the signature page.]

IN WITNESS WHEREOF, the parties hereto have executed this Addendum as of the date first referenced above.

EASTERN OIL WELL SERVICE COMPANY		JPMORGAN CHASE BANK, N.A.
(Borrower)		(Lender)

By:		By:

Title:	Executive Vice President	Title:	Authorized Officer

EOWS MIDLAND COMPANY
(Borrower)

By:

Title:	Executive Vice President

SOUTHWEST OILFIELD CONSTRUCTION COMPANY
(Borrower)

By:

Title:	Executive Vice President